SLM Student Loan Trust 2000-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$763,144,681.77	($30,883,671.03)	$732,261,010.74
	ii	Interest to be Capitalized	6,580,322.58		5,731,321.69

	iii	Total Pool	$769,725,004.35		$737,992,332.43

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$769,725,004.35		$737,992,332.43

B	i	Weighted Average Coupon (WAC)	4.018%		4.022%
	ii	Weighted Average Remaining Term	99.00		97.90
	iii	Number of Loans	257,030		248,848
	iv	Number of Borrowers	111,202		107,372

	Notes and Certificates			Spread	Balance 4/26/04	% of O/S Securities	Balance 7/26/04	% of O/S Securities
C	i	A-1T Notes	78442GBX3	0.80%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBY1	0.08%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GCA2	0.20%	697,435,004.35	90.608%	665,702,332.43	90.205%
	iv	Certificates	78442GCB0	0.53%	72,290,000.00	9.392%	72,290,000.00	9.795%

	v	Total Notes and Certificates			$769,725,004.35	100.000%	$737,992,332.43	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,924,312.51	$1,844,980.83
	iv	Reserve Account Floor Balance ($)	$2,010,634.00	$2,010,634.00
	v	Current Reserve Acct Balance ($)	$2,010,634.00	$2,010,634.00

II. 2000-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$28,110,943.21
	ii	Principal Collections from Guarantor	6,402,849.43
	iii	Principal Reimbursements	27,330.58
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$34,541,123.22

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$111,361.16
	ii	Capitalized Interest	(3,768,813.35)

	iii	Total Non-Cash Principal Activity	$(3,657,452.19)

C	Total Student Loan Principal Activity		$30,883,671.03

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,064,507.70
	ii	Interest Claims Received from Guarantors	276,844.32
	iii	Collection Fees/Returned Items	34,697.08
	iv	Late Fee Reimbursements	201,018.72
	v	Interest Reimbursements	24,216.31
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	92,508.21
	viii	Subsidy Payments	927,044.20

	ix	Total Interest Collections	$4,620,836.54

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	1,918.45
	ii	Capitalized Interest	3,768,813.35

	iii	Total Non-Cash Interest Adjustments	$3,770,731.80

F	Total Student Loan Interest Activity		$8,391,568.34

G	Non-Reimbursable Losses During Collection Period		$109,681.56

H	Cumulative Non-Reimbursable Losses to Date		$2,310,048.79

III. 2000-2 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$23,884,395.14
	ii	Consolidation Principal Payments	10,629,397.50
	iii	Reimbursements by Seller	(3,878.90)
	iv	Borrower Benefits Reimbursed	12,994.87
	v	Reimbursements by Servicer	5,886.78
	vi	Re-purchased Principal	12,327.83

	vii	Total Principal Collections	$34,541,123.22

B	Interest Collections
	i	Interest Payments Received	$4,242,020.65
	ii	Consolidation Interest Payments	118,883.78
	iii	Reimbursements by Seller	(1,466.35)
	iv	Borrower Benefits Reimbursed	851.30
	v	Reimbursements by Servicer	22,151.31
	vi	Re-purchased Interest	2,680.05
	vii	Collection Fees/Return Items	34,697.08
	viii	Late Fees	201,018.72

	ix	Total Interest Collections	$4,620,836.54

C	Other Reimbursements		265,436.03

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$39,427,395.79

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,135,262.26)
		Consolidation Loan Rebate Fees	(143.04)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$38,291,990.49

G	Servicing Fee Calculation - Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$555,362.52
	ii	Primary Servicing Fee - Consolidation Loans	22.22

H	Servicing Fees Due for Current Period		$555,384.74

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Aggregate Swap Fees Due		$19,456.94

L	Total Fees Due for Period		$594,841.68

IV. 2000-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.645%	3.650%	6,217	4,697	2.419%	1.887%	$20,801,789.25	$15,864,216.23	2.726%	2.166%

Grace
Current	3.654%	3.642%	1,599	1,879	0.622%	0.755%	$5,141,121.58	$6,161,161.23	0.674%	0.841%

TOTAL INTERIM	3.646%	3.648%	7,816	6,576	3.041%	2.643%	$25,942,910.83	$22,025,377.46	3.399%	3.008%
REPAYMENT
Active
Current	4.130%	4.127%	138,738	135,808	53.977%	54.575%	$351,970,230.65	$341,445,060.78	46.121%	46.629%
31-60 Days Delinquent	4.133%	4.122%	9,169	9,358	3.567%	3.761%	$30,053,142.23	$29,398,656.73	3.938%	4.015%
61-90 Days Delinquent	4.109%	4.127%	5,761	6,144	2.241%	2.469%	$19,969,726.48	$20,185,350.98	2.617%	2.757%
91-120 Days Delinquent	4.167%	4.112%	3,925	4,407	1.527%	1.771%	$14,426,888.42	$14,868,540.17	1.890%	2.030%
> 120 Days Delinquent	4.122%	4.118%	9,833	11,224	3.826%	4.510%	$33,626,659.49	$39,192,586.22	4.406%	5.352%

Deferment
Current	3.594%	3.589%	42,110	38,196	16.383%	15.349%	$134,662,084.16	$122,079,784.75	17.646%	16.672%

Forbearance
Current	4.123%	4.124%	38,380	35,904	14.932%	14.428%	$148,154,589.18	$139,121,048.47	19.414%	18.999%

TOTAL REPAYMENT	4.030%	4.033%	247,916	241,041	96.454%	96.863%	$732,863,320.61	$706,291,028.10	96.032%	96.453%
Claims in Process (1)	4.168%	4.195%	1,287	1,217	0.501%	0.489%	$4,324,976.22	$3,919,928.89	0.567%	0.535%
Aged Claims Rejected (2)	4.650%	4.394%	11	14	0.004%	0.006%	$13,474.11	$24,676.29	0.002%	0.003%
GRAND TOTAL	4.018%	4.022%	257,030	248,848	100.000%	100.000%	$763,144,681.77	$732,261,010.74	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2000-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.038%	157,120	$414,392,627.15	56.591%
- GSL - Unsubsidized	3.953%	74,101	$252,402,447.70	34.469%
- PLUS Loans	4.158%	14,401	$54,200,344.97	7.402%
- SLS Loans	4.151%	3,224	$11,212,333.10	1.531%
- Consolidation Loans:	8.250%	2	$53,257.82	0.007%

- Total	4.022%	248,848	$732,261,010.74	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.036%	197,991	$623,836,231.30	85.193%
-Two Year	3.956%	38,490	$81,978,081.33	11.195%
-Technical	3.886%	12,330	$26,341,638.35	3.597%
-Other	7.033%	37	$105,059.76	0.014%

- Total	4.022%	248,848	$732,261,010.74	100.00%

*	Percentages may not total 100% due to rounding.

VI. 2000-2 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$6,335,457.11
B	Interest Subsidy Payments Accrued During Collection Period				862,100.50
C	SAP Payments Accrued During Collection Period				152,731.05
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				101,586.09
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$7,451,874.75

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,451,874.75
	iv	Primary Servicing Fee			$1,690,647.00
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$19,456.94
	vii	Total Pool Balance at Beginning of Collection Period			$769,725,004.35
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			2.94074%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1L	Class A-2L	Certificates

	i	Aggregate Notional Swap Amounts	—	697,435,004	72,290,000
	ii	Libor Based Interest Rates/Rate of Return	0.00000%	1.37000%	1.70000%
	iii	Student Loan Rate Cap	2.94074%	2.94074%	2.94074%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2000-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period
A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate	0.003463056	(4/26/04—7/26/04)	1.37000%
G	Certificate Libor Based Rate of Return
H	Certificate Rate of Return	0.004297222	(4/26/04—7/26/04)	1.70000%

VIII. 2000-2 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$763,144,681.77
	ii	Interest To Be Capitalized	6,580,322.58

	iii	Total Pool	$769,725,004.35
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$769,725,004.35

B	Total Note and Certificate Factor		0.37267870366
C	Total Note and Certificate Balance		$769,725,004.35

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000000	0.0000000000	0.8913249126	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$697,435,004.35	$72,290,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,010,634.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2000-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$38,393,576.58	$38,393,576.58

B	Primary Servicing Fees-Current Month		$555,384.74	$37,838,191.84

C	Administration Fee		$20,000.00	$37,818,191.84

D	Swap Fees
	i	Fixed Rate Swap Payment	$9,728.47	$37,808,463.37
	ii	Fixed Rate Swap Payment	$9,728.47	$37,798,734.90

	iii	Total Swap Fees	$19,456.94

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$37,798,734.90
	ii	Class A-1L	$0.00	$37,798,734.90
	iii	Class A-2L	$2,415,256.17	$35,383,478.73

	iv	Total Noteholder’s Interest Distribution	$2,415,256.17

F	Certificateholder’s Return Distribution Amount		$310,646.19	$35,072,832.54

G	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$35,072,832.54
	ii	Class A-1L	$0.00	$35,072,832.54
	iii	Class A-2L	$31,732,671.92	$3,340,160.62

	iv	Total Noteholder’s Principal Distribution	$31,732,671.92

H	Certificateholder’s Balance Distribution Amount		$0.00	$3,340,160.62

I	Increase to the Specified Reserve Account Balance		$0.00	$3,340,160.62

J	Floating Rate Swap Payment Reimbursement		$0.00	$3,340,160.62

K	Carryover Servicing Fees		$0.00	$3,340,160.62

L	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$3,340,160.62
	ii	Class A-1L	$0.00	$3,340,160.62
	iii	Class A-2L	$0.00	$3,340,160.62

	iv	Total Noteholder’s Interest Carryover	$0.00

M	Certificateholder’s Return Carryover		$0.00	$3,340,160.62

N	Excess to Reserve Account		$3,340,160.62	$0.00

X. 2000-2 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Certificates
	i	Quarterly Interest Due		$0.00	$0.00	$2,415,256.17	$310,646.19
	ii	Quarterly Interest Paid		0.00	0.00	2,415,256.17	310,646.19

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$0.00	$31,732,671.92	$0.00
	viii	Quarterly Principal Paid		0.00	0.00	31,732,671.92	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$34,147,928.09	$310,646.19

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$769,725,004.35
	ii	Adjusted Pool Balance 6/30/04		737,992,332.43

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$31,732,671.92

	iv	Adjusted Pool Balance 3/31/04		$769,725,004.35
	v	Adjusted Pool Balance 6/30/04		737,992,332.43

	vi	Current Principal Due (iv-v)		$31,732,671.92
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$31,732,671.92

	ix	Principal Distribution Amount Paid		$31,732,671.92
	x	Principal Shortfall (viii - ix)		$—
C		Total Principal Distribution		$31,732,671.92
D		Total Interest Distribution		2,725,902.36

E		Total Cash Distributions-Note and Certificates		$34,458,574.28

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1T Note Balance	(78442GBX3)	$—	$—
		A-1T Note Pool Factor		0.0000000000	0.0000000000
	ii	A-1L Note Balance	(78442GBY1)	$—	$—
		A-1L Note Pool Factor		0.0000000000	0.0000000000
	iii	A-2L Note Balance	(78442GCA2)	$697,435,004.35	$665,702,332.43
		A-2L Note Pool Factor		0.8913249126	0.8507704224
	iv	Certificate Balance	(78442GCB0)	$72,290,000.00	$72,290,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,010,634.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$3,340,160.62

	iv	Total Reserve Account Balance Available			$5,350,794.62
	v	Required Reserve Account Balance			$2,010,634.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$3,340,160.62
	viii	Ending Reserve Account Balance			$2,010,634.00

XI. 2000-2 Historical Pool Information

					2003	2002	2001	2000
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	1/1/01-12/31/01	2/14/00-12/31/00
Beginning Student Loan Portfolio Balance			$763,144,681.78	$825,721,027.65	$1,163,585,540.10	$1,556,748,703.19	$1,823,185,815.07	$1,969,948,821.58
	Student Loan Principal Activity
	i	Regular Principal Collections	$28,110,943.21	$59,924,542.46	$264,299,881.44	$162,257,858.05	$198,448,317.84	$138,881,085.33
	ii	Principal Collections from Guarantor	6,402,849.43	6,029,968.97	$29,545,418.38	$40,101,334.01	$44,421,420.71	10,854,553.65
	iii	Principal Reimbursements	27,330.58	124,794.51	$64,696,180.08	$226,003,154.15	$74,975,287.96	56,655,040.25
	iv	Other System Adjustments	—	—	—	—	$—	—

	v	Total Principal Collections	$34,541,123.22	$66,079,305.94	$358,541,479.90	$428,362,346.21	$317,845,026.51	$206,390,679.23
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$111,361.16	$99,647.86	$2,474,165.19	$5,193,316.85	$3,520,982.02	$4,097,959.22
	ii	Capitalized Interest	(3,768,813.35)	(3,602,607.91)	(23,151,132.64)	(40,392,499.97)	(54,928,896.65)	(63,725,631.94)

	iii	Total Non-Cash Principal Activity	$(3,657,452.19)	$(3,502,960.05)	$(20,676,967.45)	$(35,199,183.12)	$(51,407,914.63)	$(59,627,672.72)
(-)	Total Student Loan Principal Activity		$30,883,671.03	$62,576,345.89	$337,864,512.45	$393,163,163.09	$266,437,111.88	$146,763,006.51
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,064,507.70	$3,543,991.76	$20,182,376.84	$36,980,908.31	$60,612,438.53	$56,868,122.64
	ii	Interest Claims Received from Guarantors	276,844.32	274,976.99	$1,567,601.90	$2,765,064.88	$3,428,890.74	602,187.26
	iii	Collection Fees/Returned Items	34,697.08	40,581.20	$127,209.84	$38,252.29	$—	—
	iv	Late Fee Reimbursements	201,018.72	282,112.04	$1,031,312.02	$1,052,640.26	$1,306,431.46	1,029,100.06
	v	Interest Reimbursements	24,216.31	32,958.34	$494,859.86	$2,179,708.81	$957,484.37	688,624.29
	vi	Other System Adjustments	—	—	$—	$—	$—	(921.57)
	vii	Special Allowance Payments	92,508.21	100,321.90	$156,509.27	$186,379.15	$3,758,225.72	12,371,246.76
	viii	Subsidy Payments	927,044.20	989,880.88	5,816,385.52	11,593,185.25	$21,990,042.65	19,976,237.48

	ix	Total Interest Collections	$4,620,836.54	$5,264,823.11	$29,376,255.25	$54,796,138.95	$92,053,513.47	91,534,596.92
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,918.45	$4,037.21	$(1,916,893.57)	$(4,423,909.99)	$(2,709,311.94)	$(3,886,083.10)
	ii	Capitalized Interest	3,768,813.35	3,602,607.91	23,151,132.64	40,392,499.97	54,928,896.65	63,725,631.94

	iii	Total Non-Cash Interest Adjustments	$3,770,731.80	$3,606,645.12	$21,234,239.07	$35,968,589.98	$52,219,584.71	$59,839,548.84

	Total Student Loan Interest Activity		$8,391,568.34	$8,871,468.23	$50,610,494.32	$90,764,728.93	$144,273,098.18	$151,374,145.76
(=)	Ending Student Loan Portfolio Balance		$732,261,010.77	$763,144,681.78	$825,721,027.65	$1,163,585,540.10	$1,556,748,703.19	$1,823,185,815.07
(+)	Interest to be Capitalized		$5,731,321.69	$6,580,322.58	$7,024,685.71	$11,319,915.75	$18,420,878.89	$25,620,406.65
(=)	TOTAL POOL		$737,992,332.46	$769,725,004.36	$832,745,713.36	$1,174,905,455.85	$1,575,169,582.08	$1,848,806,221.72
(+)	Reserve Account Balance		$—	$—	$2,081,864.28	$2,937,263.64	$3,937,923.96	$4,622,015.55
(=)	Total Adjusted Pool		$737,992,332.46	$769,725,004.36	$834,827,577.64	$1,177,842,719.49	$1,579,107,506.04	$1,853,428,237.27

XII. 2000-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-00	$1,949,533,895	5.10%

Oct-00	$1,896,395,150	5.73%

Jan-01	$1,848,806,222	5.51%

Apr-01	$1,804,776,477	5.10%

Jul-01	$1,750,410,785	5.22%

Oct-01	$1,679,285,779	5.86%

Jan-02	$1,575,169,582	7.33%

Apr-02	$1,481,674,054	8.25%

Jul-02	$1,409,746,715	8.50%

Oct-02	$1,282,687,870	10.20%

Jan-03	$1,174,905,456	11.33%

Apr-03	$1,079,804,229	12.12%

Jul-03	$1,034,284,912	11.69%

Oct-03	$901,929,586	13.51%

Jan-04	$832,745,713	13.75%

Apr-04	$769,725,004	13.89%

Jul-04	$737,992,332	13.27%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.